Exhibit 99.1

Destiny Media Announces New Head Office

VANCOUVER, Oct. 25 /CNW/ - Destiny Media Technologies (DSY-TSX), (DSNY-OTCBB) is pleased to announce that it will be upgrading its head office to the prestigious downtown Vancouver Scotiabank / TSX Venture Exchange tower effective October 26, 2010.  The new secure location is centrally located and features 24/7 security guard and monitored restricted card access throughout the building and within Destiny's headquarters.  The building features both a Skytrain and Canada Line station in the basement, providing direct rapid rail access to the airport.  This new location also adds another fiber optic based failover server facility to the existing three server facilities in Vancouver and the UK, ensuring the highest level of "up time" for Play MPE® users.

Destiny Media Technologies' new address will be

Suite 750 , PO Box 11527
650 West Georgia Street
Vancouver, BC, V6B 4N7
Phone: 604 609 7736
Fax: 604 609 0611

About Destiny Media Technologies

Destiny Media (http://www.dsny.com) is the developer of the Play MPE® system (http://www.plaympe.com) which the recording industry uses to securely distribute new pre-release music through the internet to trusted recipients such as radio, media and VIP's.  Real time usage statistics are available at http://www.plaympe.com/v4/company/plaympestats.php

Safe Harbor Statement: "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

%CIK: 0001099369

For further information:

Company Contact:
Steve Vestergaard, CEO
Destiny Media Technologies, Inc.
604 609 7736 x222
steve@dsny.com

CO: Destiny Media Technologies, Inc.

CNW 12:13e 25-OCT-10